                                                                    Exhibit 99.1




                      First Philson Financial Corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harry E. Bertrand, CPA, James J. Dombrowski, CPA, and Marlo Ziter as proxies, each with the power to appoint his or her substitute, and hereby authorizes said proxies to represent and to vote, as designed on the reverse hereof, all shares of common stock of First Philson Financial Corporation held of record by the undersigned at the close of business on May 28, 1999 at the Annual Meeting of Shareholders to be held on July 7, 1999 or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such matters as may properly come before the meeting.


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. if no direction is made, this proxy will be voted FOR ALL listed proposals

     (1) Adoption and approval of an Agreement and Plan of Reorganization dated as of February 23, 1999 by and between BT Financial Corporation and First Philson Financial Corporation.

                           [  ]       [  ]       [  ]
                           ---------------------------
                            For      Against   Abstain




     (2)  Election of Directors - Nominees:

               Tommy R. Croner
               George W. Hay
               George R. Shafer

               [   ]                 [   ]                 [   ]
               --------------------------------------------------------
                For                 Withhold             For all except ________



All Nominees          All Nominees        (To withhold authority to vote for
                                          any individual nominee, write the
                                          nominee's name in the space provided
                                          above.)





Please sign EXACTLY as your name appears on the front of this card. When signing as trustee, executor, etc., title should be so stated. If shares are held jointly, only one signature is required. If a Corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized persons.

Dated:___________, 1999

___________________________________________
Authorized Signature(s)

___________________________________________
Title